UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 12, 2010

OTIX GLOBAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300

Salt Lake City, UT 84123

(Address of principal executive offices)

(801) 312-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On October 6, 2009, Otix Global, Inc. (“Otix”) received a letter from The Nasdaq Stock Market informing Otix that for the last 30 consecutive business days the bid price of Otix’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Listing Rule 5450(a)(1). The letter stated that Nasdaq would provide Otix a grace period of 180 calendar days, or until April 5, 2010, to regain compliance.

On April 12, 2010, Otix Global, Inc. received a follow-up letter from The Nasdaq Stock Market informing Otix that for the previous ten business days the bid price of Otix’s common stock had closed above the minimum $1.00 per share requirement for continued inclusion under Listing Rule 5450(a)(1) and that it was now in compliance with Listing Rule 5450(a)(1). Therefore, Otix is in compliance with Listing Rule 5450(a)(1) and its common stock will not be delisted and suspended from trading.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2010

OTIX GLOBAL, INC.

/s/ Michael M. Halloran
Michael M. Halloran
Vice President and Chief Financial Officer